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                              EXHIBIT 10.1

                            PROMISSORY NOTE

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                            PROMISSORY NOTE



                                                  COLUMBIA, SOUTH CAROLINA
$30,000.00                                                DECEMBER 1, 1995


FOR VALUE RECEIVED, UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation (the "Borrower") promises to pay, in lawful money of the United States of America, to the order to Robert G. Mann, M.D., P.A. (the "Lender") the principal sum of Thirty Thousand and no/100 ($30,000.00) Dollars, together with interest thereon from the date hereof at the rate of Nine (9.0%) percent per annum, due and payable on or before April 1, 1996.

Anything contained in this Note to the contrary notwithstanding, Borrower shall have the right to set off and recoupment against amounts coming due hereunder in the event that Lender discontinues his employment in violation of that certain Employment Agreement entered into between Borrower and Lender contemporaneously with this Promissory Note, or materially breaches any other provisions of that certain Asset Purchase Agreement also entered into between Borrower and Lender contemporaneously with this Promissory Note; provided, however, Borrower shall not be entitled to any right of set off unless it pays debts of Lender or Borrower's damages are otherwise ascertainable. In the event Borrower elects to exercise the right of set off and recoupment as set forth herein, upon thirty
(30) days' notice to the Lender, the principal amount hereof shall be deemed reduced by the amount of any set off or recoupment to which the Borrower is entitled, and all interest and payments accruing thereafter shall be calculated based upon such reduced principal amount. The Lender's right to lawfully contest such set off or recoupment in any action to collect this Note shall not be impaired by Borrower's exercise of such set off or recoupment rights. The inclusion of this special set off or recoupment provision shall not affect the availability, if any, of rights of set off or recoupment arising at law or in equity.

The occurrence of the following shall constitute an "Event of Default" under the
Note: Borrower, after the expiration of the applicable grace period hereinafter set forth, fails to pay when due any principal or interest payment hereunder (except for any amount then subject to an unresolved but duly asserted set off or recoupment dispute). Upon the occurrence of an Event of Default as hereinabove defined, then at any time hereafter, the Lender may declare the entire remaining principal balance due hereunder, together with all accrued interest thereof immediately due and payable. The applicable grace period hereunder shall be ten (10) days and shall begin to run upon receipt by Borrower of written notice from Lender of a potential default hereunder.

The invalidity of any provision of this Note shall not affect the validity of any other provisions hereof. The acceptance after maturity of any payment with respect of this Note shall not constitute a waiver of the right of Lender to demand the payment in full of any unpaid balance. No delay or failure on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single exercise of any right or remedy shall preclude Lender from the exercise of any other rights or remedies.

In the event this Note is placed in the hands of an attorney for collection (but not for resolution of any disputes on a set off or recoupment of the amount due hereunder, unless such set off or recoupment is done so negligently or improperly), all expenses of the Lender, including reasonable attorney fees, shall be added to the principal amount of this Note and collected as a part hereof. This Note shall be governed by and construed in accordance with the laws of the State of South Carolina. Jurisdiction and venue for the enforcement of this Note shall be exclusive in the County of Greenville, State of South Carolina.

Borrower expressly waives demand, presentment, protest, and notice of non-payment or dishonor, and all other notices or demands whatsoever (except for notices expressly set forth herein), and such parties agree to maintain bound hereby until all amounts due hereunder are paid in full, notwithstanding any extension of time for payment which may be granted, even though the period of extension be indefinite.


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The Borrower reserves the right to prepay this Note in whole or in part at any time without fee for penalty; provided, however, that any partial payment shall be applied first to accrued interest and then to the reduction of the principal.

Executed this 1st day of December, 1995.


                            UCI MEDICAL AFFILIATES OF
                              SOUTH CAROLINA, INC.

                            By:      /s/ M.F. McFarland, III, M.D.

                            Its:     President & Chief Executive Officer



Notice Address for Borrower:

6168 St. Andrews Road
Columbia, South Carolina  29212
Attention:  Stephen Seeling, Esquire

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